Exhibit 10.3

OXFORD INDUSTRIES, INC. 1997 RESTRICTED STOCK PLAN

(As Amended Effective August 18, 2003)

I.

PURPOSE

The purpose of the Oxford Industries, Inc. 1997 Restricted Stock Plan (the "Plan") is to advance the interests of Oxford Industries, Inc. (the "Company") and its stockholders by providing the opportunity for the Company to compensate its key employees with shares of common stock containing restrictions on sale and other restrictions in lieu of cash compensation.

II.

EFFECTIVE DATE OF PLAN

The effective date of this Plan shall be the date it is adopted by the Board of Directors, provided that the shareholders of the Company shall approve this Plan after the date of its adoption in accordance with and all applicable provisions of the Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), State law or NASD or exchange listing requirements within 12 months after the date of adoption. No shares of stock shall be issued under this Plan prior to approval by the shareholders of the Company.

III.

ADMINISTRATION OF THE PLAN

This Plan shall be administered by a Stock Option and Compensation Committee (the "Committee") of not less than two (2) Directors to be appointed by the Board of Directors. Each member of the Committee shall at all times be an "outside director" within the meaning of Code SS162(m) and a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret the Plan and (subject to Rule 16b-3 under the Exchange Act) to take such other action (except to the extent the right to take such action is expressly exclusively reserved for the Board of Directors or the Company's shareholders) in the administration or operation of this Plan as the Committee deems equitable under the circumstances. The interpretation of any provision of this Plan by the Committee and any action taken by the Committee under this Plan or with respect to any restriction imposed with respect to any share issued under this Plan shall be final and binding on all persons. No Committee member shall be personally liable for any interpretation or action made or taken in good faith under this Plan or with respect to any restriction imposed with respect to any shares issued under this Plan, and, to the extent permitted by law, each member shall be indemnified by the Company against any liability and expenses arising from such interpretation or action.

IV.

ELIGIBILITY

The persons eligible to participate in this Plan as recipients of stock issued under this Plan shall be only (i) those employees that the Committee in its discretion determines to be key employees of the Company or any of the Company's subsidiary corporations ("Subsidiary Corporations"), as defined in Section 424(f) of the Code, and (ii) non-employee members of the Company's Board of Directors. Directors of the Company who are otherwise employed by the Company are eligible employees.

V.

ISSUANCE OF RESTRICTED STOCK

The Committee in its discretion may from time to time issue shares of stock in lieu of base compensation and compensation under the Company's incentive plans that otherwise would be paid in cash. The Committee in its discretion shall determine the key employees to whom shares of stock shall be issued and the number of shares to be issued to such employees.

As a condition of the issuance of shares under this Plan the Committee may require the employee to enter into an agreement which restricts the right of the employee to transfer the shares of stock until satisfaction of such performance or other conditions (including, without limitation, continuation of employment for a time set by the Committee) as the Committee in its complete discretion may require (the "Restrictions"). The agreement shall state that if an employee fails to satisfy each and every Restriction, the employee shall forfeit the shares or transfer the shares to the Company and receive no consideration from the Company on account of such transfer. Each agreement shall specify what dividend and voting rights, if any, an employee shall have with respect to stock issued subject to Restrictions pending either the satisfaction of the Restrictions or the forfeiture of the stock or transfer of the stock upon failure to satisfy the Restrictions.

As a further condition of the issuance of shares under this Plan, the Committee may require that the actual certificates issued with respect to such shares be held by the Company until the Restrictions shall be satisfied.

VI.

NUMBER OF SHARES

There shall be an aggregate number of 100,000 shares of $1.00 par value common stock of the Company which may be issued pursuant to this Plan. The shares may be either authorized and unissued shares or issued shares held in or hereafter acquired for the treasury of the Company. In the event any shares are transferred to the Company on account of an employee's failure to satisfy the Restrictions (as an example, without limitation, the employee's failure to remain in the employment of the Company), such shares shall again become available for issuance until the termination of this Plan as provided in Section XI hereof.

The Committee in its discretion may make appropriate adjustment to the number and kind of shares available for issuance pursuant to this Plan to give equitable effect to any reorganization, recapitalization, exchange of shares, stock split, stock dividend, rights offering, combination of shares, merger, consolidation, spin-off, partial liquidation, or other similar transaction affecting the Company's capitalization or corporate structure, including without limitation any "corporate transaction" as that term is used in Section 424(a) of the Code.

VII.

VALUATION OF SHARES

The value of each share of stock issued pursuant to this Plan shall be the fair market value of a share of stock (determined without taking into account any Restrictions applicable to the stock) on the date that (but for the issuance of the stock) cash compensation would have been paid to the employee as determined by the Committee. For purposes of this Section VII, the fair market value of a share of stock shall mean the mean between the high and the low sales prices on any date for a share of stock as reported by The Wall Street Journal under the New York Stock Exchange Composite Transactions quotation system (or under any successor quotation system) or (b) if the stock is not traded on the New York Stock Exchange, under the quotation system under which such closing price is reported or (c) if The Wall Street Journal does not report such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or (d) if no such closing price is available on such date, such closing price as so reported or so quoted in accordance with subsection (a) above for the immediately preceding business day or, (e) if no newspaper or trade journal reports such closing price or if no such price quotation is available, the price which the Committee acting in good faith determines through any reasonable valuation methods that a share of stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

The number of shares of stock that will be issued by the Company in lieu of cash compensation will be determined by the Committee by dividing the amount of the cash compensation which the Committee has chosen to pay in shares of stock by the fair market value of a share of stock (determined without taking into account any Restrictions applicable to the stock) on the date that compensation would have been paid to the employee as determined by the Committee in accordance with the preceding paragraph, and will be rounded down to the nearest whole share of stock.

VIII.

NON-TRANSFERABILITY

Each share issued pursuant to this Plan by its terms shall not be transferable by the employee until the Restrictions have been satisfied.

IX.

TERM OF THE PLAN

No share shall be issued under this Plan on or after July 14, 2007, in which event this Plan shall thereafter continue in effect until the Restrictions on all shares issued under this Plan shall have been satisfied or the shares have been forfeited or transfered to the Company because the Restrictions on the shares were not satisfied.

X.

TERMINATION OF EMPLOYMENT

The employment of any eligible employee shall not be deemed to have terminated if he is transferred to and becomes an employee of a Subsidiary Corporation, or if he is an employee of such a Subsidiary Corporation and is transferred to or becomes an employee of the Company or of another Subsidiary Corporation.

XI.

AMENDMENT OR DISCONTINUANCE OF THE PLAN

This Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate; provided, however, that to the extent shareholder approval of any amendment is required to comply with applicable provisions of the Code, State law or NASD or exchange listing requirements the Committee shall not so amend this Plan absent the approval of the shareholders of the Company. The Committee also may suspend the issuance of shares under this Plan at any time and may terminate this Plan at any time; provided, however, the Committee shall not have the right unilaterally to modify, amend or cancel any Restriction placed on shares unless (1) the holder of shares consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in Section XIII of this Plan.

XII.

NO EMPLOYMENT RIGHTS CONFERRED

Nothing in this Plan or in any share issued hereunder shall confer upon any person any right of employment or continued employment by the Company or its Subsidiary Corporations or impair the Company's and its Subsidiary Corporations' rights to terminate any person's employment.

XIII.

SALE OR MERGER OR CHANGE IN CONTROL

If the Company agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, share exchange, division or other corporate transaction in which stock is converted into another security or into the right to receive securities or property, the Committee may in its sole discretion remove some or all Restrictions on shares issued under this Plan.

If there is a change in control of the Company or a tender or exchange offer is made for stock other than by the Company, the Committee may in its sole discretion remove some or all Restrictions on shares issued under this Plan. The Committee shall have the right to take different action under this Section XIII upon a change in control with respect to different employees or different groups of employees, as the Committee deems appropriate under the circumstances. For purposes of this Section XIII, a change in control shall mean the acquisition of the power to direct, or cause the direction of, the management and policies of the Company by a person (not previously possessing such power), acting alone or in conjunction with others, whether through the ownership of stock, by contract or otherwise. For purposes of this definition, (1) the term "person" means a natural person, corporation, partnership, joint venture, trust, government or instrumentality of a government and (2) customary agreements with or between the underwriters and selling group members with respect to a bona fide public offering of stock shall be disregarded.

XIV.

OTHER CONDITIONS

Certificates representing shares of stock issued under this Plan may, at the discretion of the Company, bear a legend to the effect that such stock has not been registered under the Securities Act of 1933, as amended, or any applicable state securities law and that such stock may not be sold or offered for sale in the absence of an effective registration statement as to such stock under the Securities Act of 1933, as amended, and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing shares of stock issued under this Plan also may, at the discretion of the Committee, bear a legend to the effect that such stock is subject to Restrictions and may not be transferred until satisfaction of such Restrictions, with any attempted transfer fo the stock in violation of such legend to result in forfeiture of the stock.

XV.

WITHHOLDING

Each agreement entered into pursuant to this Plan which restricts the right of an employee to transfer shares of stock issued pursuant to this Plan may allow the Committee to take whatever action the Committee deems necesssary to satisfy the federal, state and other tax withholding requirements, if any, which the Committee acting in its discretion deems applicable to the stock issued pursuant to this Plan.

XVI.

CONSTRUCTION

This Plan shall be construed under the laws of the State of Georgia.